Exhibit 99.1

Press Release

Veoneer announces results of Special Meeting of Stockholders

Stockholm, Sweden, December 16, 2021: Today, the automotive technology company Veoneer, Inc. (NYSE: VNE and SSE: VNE SDB), held its virtual Special Meeting of Stockholders to consider two proposals with respect to the previously announced merger agreement, dated October 4, 2021, by Veoneer, SSW Holdco LP (“SSW”), SSW Merger Sub Corp, a direct, wholly owned subsidiary of SSW (“Merger Sub”) and QUALCOMM Incorporated (NASDAQ: QCOM).

The first proposal, to approve and adopt the merger agreement, was approved by affirmative vote of a majority of the outstanding shares of Veoneer common stock entitled to vote thereon.

The second proposal, which was a non-binding, advisory proposal to approve compensation to Veoneer’s named executive officers in connection with the merger, was approved by the affirmative vote of the holders of a majority in voting power of the Veoneer common stock entitled to vote thereon and represented at the Special Meeting.

As previously announced, Veoneer has entered into an Agreement and Plan of Merger, pursuant to which Merger Sub will merge with and into Veoneer, with Veoneer surviving the merger and becoming a direct, wholly owned subsidiary of SSW. Upon closing of the transaction and effectiveness of the Merger, SSW will acquire Veoneer for $37.00 per share in an all-cash transaction.

Approval by Veoneer’s stockholders satisfies one of the conditions necessary for completion of the transaction. The completion of the transaction remains subject to certain regulatory approvals and other customary closing conditions.

Full results of the vote will be reported on a Form 8-K that Veoneer will file with the U.S. Securities and Exchange Commission. Veoneer’s regulatory filings related to this announcement will be found at: https://www.veoneer.com/en/sec-filings.

All published information regarding Veoneer ownership matters can also be found at www.veoneer.com.

This report is information that Veoneer is obliged to make public pursuant to the EU Market Abuse Regulation. The information was submitted for publication, through the agency of the EVP Communications and IR set out above, at 16.00 CET on December 16, 2021.

For more information please contact:
Thomas Jönsson, EVP Communications & IR,
thomas.jonsson@veoneer.com, tel +46 (0)8 527 762 27

Veoneer, Inc. is a worldwide leader in automotive technology. Our purpose is to create trust in mobility. We design, develop, and manufacture state-of-the-art software, hardware and systems for occupant protection, advanced driving assistance systems, and collaborative and automated driving to OEMs globally. Headquartered in Stockholm, Sweden, Veoneer has 7,500 employees in 11 countries. In 2020, sales amounted to $1.37 billion. The Company is building on a heritage of close to 70 years of automotive safety development. In 2018, Veoneer became an independent, publicly traded company listed on the New York Stock Exchange (NYSE: VNE) and on the Nasdaq Stockholm (SSE: VNE SDB).

Veoneer Box 130 89 SE-10302 Stockholm, Sweden Contact person: Thomas Jönsson, EVP Communications	Phone: +46 (0)8 527 762 00 www.veoneer.com

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Veoneer Forward-Looking Statements
This document may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the completion of the merger. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. The reader is cautioned not to rely on these forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed merger and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements, including the failure to consummate the proposed merger or to make any filing or take other action required to consummate such merger in a timely matter or at all. The inclusion of such statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Risks and uncertainties include, but are not limited to: (i) the merger may involve unexpected costs, liabilities or delays; (ii) the failure to satisfy the conditions to the consummation of the transaction, including the receipt of certain governmental and regulatory approvals on the terms or at the timing expected; (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (iv) operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected; (v) risks related to diverting management attention from ongoing business operations; (vi) the business of Veoneer may suffer as a result of uncertainty surrounding the merger or the potential adverse changes to business relationships resulting from the proposed merger; and (vii) the outcome of any legal proceedings that may be instituted against Veoneer or Qualcomm and SSW related to the merger agreement or the transactions contemplated thereby. The foregoing list of factors is not exhaustive. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Veoneer’s financial condition, results of operations, credit rating or liquidity.

You should carefully consider the foregoing factors and the other risks and uncertainties relating to Veoneer described in Veoneer’s Annual Report on Form 10-K for the most recently completed fiscal year, and other reports and documents filed by Veoneer from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Copies of these filings are available online at www.sec.gov. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Veoneer assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Veoneer does not give any assurance that it will achieve its expectations.

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